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                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE


                      [UNITEDAUTO GROUP, INC. LETTERHEAD]



Contact:   Phillip M. Hartz
           Senior Vice President - Corporate Communications
           313-592-5365

FOR IMMEDIATE RELEASE

                    UNITED AUTO GROUP TO HOST CONFERENCE CALL
                  WITH RELEASE OF FIRST QUARTER 2001 EARNINGS;
                CALL ALSO TO BE BROADCAST LIVE OVER THE INTERNET

DETROIT, MI, April 12, 2001 - United Auto Group, Inc. (NYSE: UAG), will host a conference call discussing financial results for its first quarter 2001 on Monday, April 23rd, at 2 p.m. ET/ 1 p.m. CT/ 12 p.m. MT/ 11 am PT. The call will follow the release earlier that morning of first quarter 2001 earnings for United Auto Group.

HOW TO PARTICIPATE:

Advanced registration is not required.

-      Domestic, please call (888) 452-0455
-      International, please call (415) 228-4733

Calls need to be made shortly before 2 pm ET on the 23rd of April. Please provide the leader's name - Roger Penske - as well as the code UAG1Q. The call cannot be accessed without this information.

This call will also be simultaneously broadcast on the Internet. This simultaneous webcast may be accessed through the United Auto Group website at www.unitedauto.com. We recommend you access the webcast 15-20 minutes prior to the scheduled start time. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software. Links to download the free Players software will be available on the United Auto Group website.

There will be an instant replay of the call with reverse, pause, and fast forward features available from Monday, April 23rd, directly after the call, until 11:59 p.m. ET, Wednesday, April 25th. Following are the numbers to call to listen to the playback:

-      Domestic, please call (888) 568-0533
-      International, please call (402) 998-1505

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A rebroadcast of the conference call will also be available on the company's website beginning one hour after the completion of the live broadcast and for the following thirty days.

A copy of the transcript of the call can be e-mailed. Please e-mail nvermillion@unitedauto.com with this request beginning Monday, April 30th.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 121 franchises in 18 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

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